CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated June 9, 2004 on the financial statements and financial highlights of National Asset Management Core Equity Fund, a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/    TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 25, 2004